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                                                                     EXHIBIT 28M


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.



                         FIRST CHICAGO MASTER TRUST II
                                 Series 1998-V
                               November 9, 1999


Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1998-V Supplement dated as of November 1, 1998 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1. The total amount of the distribution to Class A Adjusted Certificateholders on the Payment Date
          per $1,000 interest.                                            $4.896

     2.   The amount of the distribution set forth in paragraph
          1 above in respect of principal on the Class A Adjusted
          Certificates, per $1,000 interest                               $0.000

     3.   The amount of the distribution set forth in paragraph
          1 above in respect of interest on the Class A Adjusted
          Certificates, per $1,000 interest                               $4.896

B.   Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series     $695,734,442.82

     b.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Series 1998-V Certificates               $21,858,219.45

     c.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Class A Certificates                     $19,125,942.01

     d.   The amount of Collections of Receivables processed
          for the Due Period with respect to the current
          Distribution Date which were allocated in respect of
          the Class A Adjusted Certificates, per $1,000 interest         $19.126

     e.   The amount of Excess Spread for the Due Period with
          respect to the current Distribution Date                $10,236,343.39

     f.   The amount of Reallocated Principal Collections for
          the Due Period with respect to the current Distribution
          Date allocated in respect of the Class A Certificates            $0.00

     g.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1998-V Certificates,
          if any                                                           $0.00
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                                                                  Series  1998-V


     h.   The amount of Excess Principal Collections allocated
          in respect of the Series 1998-V Certificates, if any            $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period with
          respect to the current Distribution Date (which reflects
          the Principal Receivables represented by the Exchangeable
          Seller's Certificate and by the Investor Certificates
          of all Series)                                     $16,105,583,646.73

     b.   The amount of Principal Receivables in the Trust
          represented by the Series 1998-V Certificates (the
          "Adjusted Invested Amount") for the Due Period with
          respect to the current Distribution Date            $1,142,857,143.00

     c.   The amount of Principal Receivables in the Trust
          represented by the Class A Certificates
          (the "Class A Adjusted Invested Amount") for the
          Due Period with respect to the current
          Distribution Date                                   $1,000,000,000.00

     d.   The Invested Amount for the Due Period with respect
          to the current Distribution Date                    $1,142,857,143.00

     e.   The Class A Invested Amount for the Due Period with
          respect to the current Distribution Date            $1,000,000,000.00

     f.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1998-V
          Certificates for the Due Period with respect to
          the current Distribution Date                                   7.096%

     g.   The Invested Percentage with respect to Principal
          Receivables for the Series 1998-V Certificates for
          the Due Period with respect to the current
          Distribution Date                                               7.096%

     h.   The Class A Floating Percentage for the Due Period
          with respect to the current Distribution Date                  87.500%

     i.   The Class A Principal Percentage for the Due Period
          with respect to the current Distribution Date                  87.500%

     j.   The Collateral Floating Percentage for the Due Period
          with respect to the current Distribution Date                  12.500%

     k.   The Collateral Principal Percentage for the Due Period
          with respect to the current Distribution Date                  12.500%

     3.  Delinquent Balances
     -----------------------

          The aggregate amount of outstanding balances in the
          Accounts which were 30 or more days delinquent as of
          the end of the Due Period for the current Distribution
          Date                                                  $933,915,652.05
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                                                                  Series  1998-V


     4.  Investor Default Amount
     ---------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1998-V Certificates (the "Investor Default Amount")

          1.   Investor Default Amount                             $7,414,043.15
          2.   Recoveries                                          $  362,459.36
          3.   Net Default Receivables                             $7,051,583.79

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                             $6,487,287.76
          2.   Recoveries                                          $  317,151.94
          3.   Net Default Receivables                             $6,170,135.82

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                               $926,755.39
          2.   Recoveries                                            $ 45,307.42
          3.   Net Default Receivables                               $881,447.97

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Class A Adjusted Investor
          Charge-Offs per $1,000 interest after reimbursement
          of any such Class A Adjusted Investor Charge-Offs for
          the Due Period with respect to the current Distribution
          Date                                                             $0.00

     b.   The amount attributable to Class A Adjusted Investor
          Charge-Offs, if any, by which the principal balance of
          the Class A Adjusted Certificates exceeds the Class A
          Adjusted Invested Amount as of the end of the day on the
          Record Date with respect to the current Distribution Date        $0.00

     c.   The amount of the Collateral Charge-Offs,if any, for the
          Due Period with respect to the current Distribution Date         $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable from
          available funds by the Trust to the Servicer with respect
          to the current Distribution Date                           $238,095.24

     b.   The amount of the Interchange Monthly Servicing Fee
          payable to the Servicer with respect to the current
          Distribution Date                                        $1,190,476.19

     7.   Available Cash Collateral Amount
     -------------------------------------

     a.   The amount, if any, withdrawn from the Cash Collateral
          Account for the current Distribution Date
          (the "Withdrawal Amount")                                        $0.00

     b.   The amount available to be withdrawn from the Cash
          Collateral Account as of the end of the day on the
          current Distribution Date, after giving effect to all
          withdrawals, deposits and payments to be made on such
          Distribution Date (the "Available Cash Collateral Amount"
          for the next Distribution Date)                         $11,428,572.00
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                                                               Series:    1998-V


     c.   The amount as computed in 7.b as a percentage of the
          Class A Adjusted Invested Amount after giving effect
          to all reductions thereof on the current Distribution
          Date                                                            1.143%

     8.   Collateral Invested Amount
          --------------------------

     a.   The Collateral Invested Amount for the current
          Distribution Date                                     $142,857,143.00

     b.   The Collateral Invested Amount after giving effect
          to all withdrawals, deposits, and payments on the
          current Distribution Date                             $142,857,143.00

     9.   Total Enhancement
          -----------------

     a.   The total Enhancement for the current Distribution
          Date                                                  $154,285,715.00

     b.   The total Enhancement after giving effect to all
          withdrawals, depostis and payments on the current
          Distribution Date                                     $154,285,715.00

C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of the
          Class A Adjusted Invested Amount on the last day of
          the month ending on the Record Date adjusted for
          Class A Adjusted Investor Charge-Offs set forth in
          B.5.a above and for the distributions of principal
          set forth in A.2 above to the Class A Adjusted
          Initial Invested Amount). The amount of a Class A
          Adjusted Certificateholder's pro rata share of the
          Class A Adjusted Invested Amount can be determined
          by multiplying the original denomination of the
          holder's Class A Adjusted Certificate by the
          Pool Factor                                              100.00000000%

D.   Principal Funding Account
------------------------------

     1.   The Principal Funding Investment Proceeds deposited in
          the Collection Account for the current Distribution Date
          to be treated as Class A Available Funds                        $0.00

     2.   The Excess Principal Funding Investment Proceeds for
          the current Distribution Date                                   $0.00

     3.   The Principal Funding Account Balance as of the end
          of the day on the current Distribution Date                     $0.00

     4.   The Deficit Controlled Accumulation Amount for the
          preceding Due Period                                            $0.00

E.   Reserve Account
--------------------

     1.   The Reserve Draw Amount for the current
          Distribution Date                                               $0.00

     2.   The amount on deposit in the Reserve Account as of
          the end of the day on the current Distribution Date
          (the "Available Reserve Account Amount" for the next
          Distribution Date)                                              $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                        First USA Bank, N.A.
                                        Servicer




                                        By:    /s/ Tracie Klein
                                           ------------------------------
                                                   TRACIE KLEIN
                                        Title:     FIRST VICE PRESIDENT